Exhibit 10.1
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Agreement”) is effective as of November 1, 2024 and entered into this 12th day of November, 2024, by and between GREEN PLAINS INC., an Iowa corporation (the “Company”), and Phil Boggs, an individual (“Executive”).

WHEREAS, Executive entered into an Employment Agreement dated December 2, 2021 with the Company (the “Employment Agreement”); and

WHEREAS, Executive has been promoted to the role of Chief Financial Officer.
NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Section 3.1 is amended and restated as:

3.1 Executive shall serve as the Chief Financial Officer of the Company and shall report to the Chief Executive Officer (“CEO”). Executive shall have responsibilities, duties and authority reasonably accorded to and expected of such positions in similar businesses in the United States, including such responsibilities and duties assigned by the Chief Executive Officer from time to time (the “Duties”).

2. Section 4.1 is amended and restated as:

4.1 Base Salary. The Company shall pay Executive a base salary of Four Hundred Thousand Dollars ($400,000) per year. Base salary shall be payable in equal installments twice monthly or at more frequent intervals in accordance with the Company’s customary pay schedule. The Company shall annually consider increases of Executive’s base salary and may periodically increase such base salary in its discretion.

This Amendment constitutes the full and complete understanding and agreement of the parties hereto with respect to the sections of the Employment Agreement covered herein and therein and supersedes all prior oral or written understandings and agreements with respect to such specific subject matter. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Counterparts and signatures transmitted by facsimile shall be valid, effective and enforceable as originals.

IN WITNESS WHEREOF, Executive has signed this Agreement personally and the Company has caused this Agreement to be executed by its duly authorized representative.

GREEN PLAINS INC.

By:     /s/ Todd Becker
Name: Todd Becker
Title: Chief Executive Officer

Address:
Green Plains Inc.
1811 Aksarben Dr.
Omaha NE 68106

Executive

    /s/ Phil Boggs
Phil Boggs, individually

Address:

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EXHIBIT A
EXCLUDED INVENTIONS